UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2014

Riviera Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-21430	88-0296885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 734-5110
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven Hankin was removed as Director of Riviera Holdings Corporation, a Nevada corporation (the “Company”), and Riviera Operating Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“ROC”), effective December 8, 2014.

On December 8, 2014, the holder of 100% of the Company’s Class A Shares elected Robert Scoville, age 56, to serve as Director of the Company. The Company, in its capacity as sole shareholder of ROC, elected Mr. Scoville to serve as Director of ROC.

Mr. Scoville was elected as a Class A Director pursuant to the terms of the Stockholders Agreement, dated as of April 1, 2011, by and among SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., SCH/VIII Bonds IV, L.L.C., Cerberus Series Four Holdings, LLC, Desert Rock Enterprises, LLC, Strategic Value Special Situations Master Fund, LP, Riviera Voteco, L.L.C. and the Company. In addition, Mr. Scoville was appointed to serve as a member of the Management Agreement Committee pursuant to the Resort Management Agreement with Paragon Riviera LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Michael Pearse
		Name:	Michael Pearse
		Title:	Chief Financial Officer and Treasurer